As filed with the Securities and Exchange Commission on January 12, 2006

Registration No. 333-128008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 3 to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

________________

PHOENIX INDIA ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

________________

Delaware	6770	20-3195916
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

645 Madison Avenue 12th Floor New York, NY 10022 (212) 371-1302 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Raju Panjwani, Chairman 645 Madison Avenue 12 th Floor New York, NY 10022 (212) 371-1302 (Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4159 (212) 407-4990 — Facsimile	Arthur S. Marcus, Esq. Kristin J. Angelino, Esq. Gersten Savage LLP 600 Lexington Avenue New York, New York 10022 (212) 752-9700 (212) 813-9768 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	7,187,500 units	$8.00	$57,500,000	$6,767.75
Shares of Common Stock included as part of the units(2)(4)	7,187,500 Shares	—	—	—	(3)
Warrants included as part of the units(2)(4)	7,187,500 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the units(4)	7,187,500 Shares	$5.00	$35,937,500	$4,229.84
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	437,500 units	$8.80	$3,850,000	$453.15
Shares of Common Stock included as part of the Representative’s Units(4)	437,500 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	437,500 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	437,500 Shares	$5.50	$2,406,250	$283.22
Total(5)			$99,693,750	$11,733.96

——————

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 937,500 units and 937,500 shares of Common Stock and 937,500 Warrants underlying such units which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

No fee pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants, the Representative’s Unit Purchase Option and the Warrants included in the Representative’s Units.

(5)

Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, January 12, 2006

PROSPECTUS

$50,000,000
Phoenix India Acquisition Corp.
6,250,000 Units

Phoenix India Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more unidentified operating businesses in the information technology, information technology enabled services or information technology enabled product industries (IT/ITES/ITEP) including companies in the knowledge process outsourcing, or KPO, and business process outsourcing, or BPO, sectors in India.

This is an initial public offering of our securities. Each unit will be offered at a price of $8.00 per unit and will consist of:

•

One share of our common stock; and

•

One warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or               , 2007 [one year anniversary of the date of this prospectus], and will expire on               , 2011 [five year anniversary of the date of this prospectus], or earlier upon redemption.

We have granted Rodman & Renshaw, LLC, representative of the underwriters, a 45-day option to purchase up to 937,500 additional units solely to cover over-allotments, if any (over and above the 6,250,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Rodman & Renshaw, LLC, the representative of the underwriters, for $100, an option to purchase up to a total of 437,500 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $5.50 per share (110% of the exercise price of the warrants included in the units sold in this offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Our existing officers and directors have agreed with Rodman & Renshaw, LLC, in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase an aggregate amount of up to $1,750,000 of warrants at market prices not to exceed $1.70 per warrant during the 45-day period commencing on the later of the date separate trading of the warrants commences or 60 calendar days after the end of the “restricted period” under Regulation M.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol             on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately within the first 20 trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, unless Rodman & Renshaw, LLC determines an earlier date is acceptable, provided we have filed with the Securities and Exchange Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols             and            , respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)		Proceeds, Before Expenses, to Us

Per unit	$8.00	$0.56		$7.44
Total	$50,000,000	$3,500,000	(2)	$46,500,000

——————

(1)

Does not include expenses to be paid on behalf of the underwriters by us, such as the expense associated with engaging an investigative search firm to conduct background checks (estimated at $20,000).

(2)

Rodman & Renshaw, LLC has agreed to deposit 2.0% of the gross proceeds attributable to the underwriters’ discount ($0.16 per unit) into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account. They have also agreed to forfeit any rights to, or claims against, such proceeds, including any interest thereon (net of taxes payable), unless we successfully consummate a business combination.

We are offering the units for sale on a firm-commitment basis. Rodman & Renshaw, LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about               , 2006.

Rodman & Renshaw, LLC

, 2006

TABLE OF CONTENTS

Page

Prospectus Summary

1

Summary Financial Data

8

Risk Factors

9

Use of Proceeds

21

Dilution

24

Capitalization

25

Management’s Discussion and Analysis of Financial Condition and Results of Operations

26

Proposed Business

28

Management

40

Principal Stockholders

44

Certain Transactions

47

Description of Securities

48

Underwriting

52

Legal Matters

56

Experts

56

Where You Can Find Additional Information

56

Financial Statements

F-1

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Phoenix India Acquisition Corp. and the term “public stockholder” refers to those persons that purchase the securities offered by this prospectus including any of our existing stockholders. Furthermore, as used in this prospectus, a “target business” shall include an operating business in the KPO or BPO sectors and a “business combination” shall mean the acquisition by us of one or more target businesses. All share and per share information in this prospectus gives effect to a 2-for-1 reverse stock split effected in January 2006.

We are a blank check company organized under the laws of the State of Delaware on July 13, 2005. We were formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, within the information technology, information technology enabled services and information technology enabled products industries (IT/ITES/ITEP), one or more unidentified businesses, including those in the knowledge process outsourcing, or KPO, and business processing outsourcing, or BPO, sectors operating in India. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

KPO involves processes that demand advanced information search, analytical, interpretative and technical skills, as well as judgment and decision making. Examples of KPO functions include, but are not limited to, intellectual property or patent research, pharmaceutical and biotechnology research and development (including clinical trials), data mining, database creation, packaging, as well as a variety of analytical services such as equity research, competitive intelligence, industry reports and financial modeling. BPO functions involve more routine back office processes, such as transaction processing operations, as well as more complex and knowledge-based functions, such as human resources, accounting and finance.

According to the April 2004 report published by research firm, International Data Corporation (IDC), titled “Worldwide and US Business Process Outsourcing (BPO) 2004-2008 Forecast,” the worldwide spending on BPO services is expected to grow from approximately $448 billion in 2004 to approximately $682 billion by 2008, a compound annual growth rate of 11%. As a result of the well established track record and client relationships of Indian information technology services companies, favorable wage differentials, availability of a large, quality, English speaking talent pool and a regulatory environment becoming friendlier to investment, management believes India is becoming a leading destination for BPO services. We believe these same factors will facilitate India’s growth in the KPO service industry as well.

We have not conducted any research with respect to identifying the likelihood of consummating a business combination or the specific number and characteristics of the potential target businesses within any segment of the KPO or BPO industries, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable target businesses. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses with a collective fair market value equal to at least 80% of our net assets (excluding any funds (net of taxes payable) held in the trust account for the benefit of Rodman & Renshaw, LLC) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of due diligence and negotiations, proxy statement disclosure, foreign exchange or other clearances and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold (excluding any funds held in the trust account for the benefit of Rodman & Renshaw, LLC).

We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities and/or any other methods of financing although we have not entered into any such arrangement and have no current intention of doing so. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business.

Our offices are located at 645 Madison Avenue, 12 th Floor, New York, NY 10022, and our telephone number is (212) 371-1302.

The Offering

Securities offered:	6,250,000 units, at $8.00 per unit, each unit consisting of:
• One share of common stock; and
• One warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will trade separately within the first 20 trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, unless Rodman & Renshaw, LLC determines that an earlier date is acceptable, provided, however, that in no event will Rodman & Renshaw LLC, the representative of the underwriters, allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. Such Current Report on Form 8-K will not be distributed to our stockholders. The audited balance sheet will include those proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:
Number outstanding before this offering	1,562,500 shares
Number to be outstanding after this offering	7,812,500 shares, or 8,984,375 shares if the underwriters’ over-allotment option, and our existing stockholders options to purchase up to 234,375 units, are exercised in full.
Warrants:
Number outstanding before this offering	1,562,500 warrants
Number to be outstanding after this offering	7,812,500 warrants, or 8,984,375 warrants if the underwriters’ over-allotment option and our existing stockholders options to purchase up to 234,375 units are exercised in full.
Exercisability	Each warrant is exercisable for one share of common stock and may be exercised on a cashless basis.
Exercise price	$5.00
Exercise period	The warrants will become exercisable on the later of:
• The completion of a business combination or terms described in this prospectus, or
• , 2007 [one year anniversary of the date of this prospectus].

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Upon exercise of the warrants and disbursement of the trust, the warrant exercise price, if any, will be paid directly to us. The warrants will expire at 5:00 p.m., New York City time, on             , 2011 [five year anniversary of the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of Rodman & Renshaw, LLC’s unit purchase option):
• In whole and not in part,
• At a price of $.01 per warrant at any time after the warrants become exercisable,
• Upon a minimum of 30 days prior written notice of redemption, and

•

If, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption, by payment of the exercise price or on a “cashless” basis in lieu of paying the cash exercise price as described in this prospectus. However, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Proposed OTC Bulletin Board symbols for our:
Units
Common stock
Warrants

Offering proceeds to be held in trust:

46,100,000 of the proceeds of this offering (approximately $7.38 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be entered into on the date of this prospectus. These proceeds consist of 45,100,000 from the net proceeds (approximately $7.22 per unit) payable to us and $1,000,000 of the proceeds (approximately $0.16 per unit) attributable to the underwriters’ discount. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than up to $550,000 of interest earned on the trust account that may be released to us) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $800,000 after the payment of the expenses relating to this offering) and up to $550,000 of interest earned on the trust account that may be released to us. The $1,000,000 of the proceeds attributable to the underwriters’ discount (and any accrued interest thereon, net of taxes payable) will be paid to Rodman & Renshaw, LLC upon completion of a business combination on the terms described in this prospectus or to our public stockholders upon our liquidation, but will, in no event, be available for use by us in a business combination.

We may use a portion of the funds not held in the trust account to make a deposit, down payment or fund a “no-shop, standstill” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Prior to completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

• The options to purchase an aggregate of 234,375 units granted to our initial stockholders in August 2005;
• Repayment of $234,256 of loans with 4% interest made by our management to cover offering expenses;
• Payment of up to $5,000 per month to affiliates of our officers and directors for office space and administrative services; and
• Reimbursement for any expenses incident to the offering and finding a suitable business combination.

Subsequent to a business combination, our post-combination board of directors will make determinations with respect to compensation, if any, and the reimbursement of expenses incurred by such individuals following the combination.

Stockholders must approve business combination:

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering, or acquired in this offering or the aftermarket, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights described below. Voting against the business combination alone will not result in redemption of a stockholder’s shares for a pro rata share of the trust account (net of taxes payable). Such stockholder must have also exercised his, her or its redemption rights described below.

Redemption rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to redeem their stock for a pro rata share of the trust account, including any interest (net of taxes payable) earned on their portion of the trust account not previously released to us, if the business combination is approved and completed. Public stockholders who redeem their stock for a share of the trust account will continue to have the right to exercise any warrants they may hold.

In order to exercise this right, the public stockholders must make an affirmative election. Voting against a business combination does not automatically trigger the redemption right. Public stockholders who redeem their shares of stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders the amount in the trust account plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18-month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. In addition, the underwriters have agreed to waive their rights to $1,000,000 of deferred underwriting compensation deposited in the trust account for their benefit. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

Escrow of existing stockholders’ shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the units they owned before this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these units will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination or earlier in the event the business combination results in a change of control of us or we receive stockholder approval of the release of such units. A change of control for this purpose means a consolidation or merger where our stockholders immediately prior to such transaction hold less than 50% of the voting stock of the surviving entity.

Risks

In making your decision on whether or not to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our existing stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2005
	Actual	As Adjusted

Balance Sheet Data:
Working capital (deficiency)	$(288,641)	$45,922,000
Total assets	311,875	45,922,000
Total liabilities	289,875	—
Value of common stock which may be redeemed for cash (approximately $7.22 per share)	—	9,015,490
Stockholders’ equity	22,000	36,706,610

The working capital in the “Actual” column excludes $310,641 of costs related to this offering which were paid prior to December 31, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “As Adjusted” column.

The as-adjusted information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

The working capital and total assets amounts in the “As Adjusted” column include the $45,100,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved, the proceeds held in the trust account, together with the deferred portion of the underwriters’ discount, will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their redemption rights. If this were to occur, we would be required to redeem for cash up to approximately 19.99% of the 6,250,000 shares of common stock sold in this offering, or 1,249,375 shares of common stock, at an aggregate redemption price of $9,015,490 without taking into account interest earned on the trust account (net of taxes payable). The actual per-share redemption price will be equal to:

•

The amount in the trust account, including all accrued interest (net of taxes payable and up to $550,000 of interest earned on the trust account that may be released to us to fund our working capital), as of two business days prior to the proposed consummation of the business combination,

•

Minus the deferred portion of the underwriters’ discount and accrued interest thereon,

•

Divided by the number of shares of common stock sold in the offering.

The redemption price (approximately $7.22 exclusive of interest) is less than the liquidation price (approximately $7.38 exclusive of interest) you will receive if we fail to timely consummate a business combination since the liquidation amount will include the deferred portion of the underwriters’ discount.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business and financial condition may be materially adversely affected. In that event, the trading price of our securities could decline and you may lose all or part of your investment. Additional risks not currently known to us, or that we deem immaterial, may also harm us or affect your investment.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets (which will include the full amount in the trust account, including the $1,000,000 (or $1,150,000 if the underwriters exercise their over-allotment option in full) held for the benefit of Rodman & Renshaw, LLC and any interest earned thereon (net of taxes payable)), the per-share liquidation price will be less than approximately $7.38 per share, plus interest, if any (net of taxes payable and up to $550,000 of interest earned on the trust account that may be released to us to fund our working capital) because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination — Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with one or more target businesses that have not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we believe we are not subject to Rule 419, our units will be immediately tradable, and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison to offerings of blank check companies.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than $7.38 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have vendors, prospective target businesses or other entities we hire or do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that has refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $7.38, plus interest (net of taxes payable and up to $550,000 of interest earned on the trust account that may be released to us to fund our working capital), due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our officers and directors, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors (which does not include, for example, third party creditors) for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the trust account. However, we cannot assure you that they will be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses, if a business combination is not consummated with such prospective target businesses, or for claims from any entity other than vendors. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $7.38, plus interest (net of taxes payable and up to $550,000 of interest earned on the trust account that may be released to us to fund our working capital), due to claims of such creditors.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination — We have not identified a target business.”

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering, only $800,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to the interest earned on the trust account (net of taxes payable), up to a maximum of $550,000, for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

Because there are numerous companies with business plans similar to ours seeking to effectuate business combinations, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 40 similarly structured blank check companies have completed initial public offerings, and numerous others have filed registration statements for initial public offerings. Of these companies, only three companies have consummated a business combination, while six other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. Moreover, we know of at least two companies which have filed a registration statement and seek to consummate a business combination in India. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, would increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only three of such companies have completed a business combination, and only five of such companies have entered into a definitive agreement for a business combination, may be an indication that there are only a limited number of attractive target businesses available to such entities, or that many privately held or publicly held, target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may issue shares of our capital stock or convertible debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 89,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of blank check preferred stock, par value $.0001 per share. Immediately after this offering (assuming exercise of the representative of the underwriters’ unit purchase option, but no exercise of its over-allotment option or the existing stockholders’ options), there will be 72,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of blank check preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or blank check preferred stock, or a combination of common and blank check preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our blank check preferred stock:

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May significantly reduce the equity interest of investors in this offering;

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Will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;

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May reduce or limit the voting power or other rights of holders of our common stock if we issue preferred stock with dividend, liquidation, compensation or other rights superior to the common stock; and

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May reduce the prevailing market prices for our common stock warrants and units.

Similarly, if we issue debt securities, it could result in:

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Default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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Acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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Our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

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Our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination — Selection of a target business and structuring of a business combination.”

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our management, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also possible that one or more of our current officers and directors will resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of the four members of our management team. The future role of our management following a business combination, however, cannot presently be fully ascertained. Although we expect our officers and directors to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. If we were to acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target business were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company, unless it had been negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain, if it is believed to be in the best interests of the combined company post-business combination. The terms of any employment or consulting arrangements of our current management with the combined company post-business combination will be determined at the time management negotiates the terms of the business combination with a target business. Since our current management will be negotiating the terms of the business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in negotiating terms favorable to the company in the acquisition agreement and at the same time negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to fully exercise its fiduciary duty to negotiate terms in the acquisition agreement that will be in the best interests of the combined-company and its public stockholders, members of management may be negotiating terms in their employment or consulting agreements that are favorable to them. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may result in our operations becoming less efficient.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. While it is our officers’ intention to devote substantial business time to identifying potential target businesses and consummating a business combination, their other business affairs could require them to devote more substantial amounts of time to such affairs, thereby limiting their ability to devote time to our affairs. This could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Although none of our officers, directors or affiliates have previously been associated with any “blank check” companies, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in merchant banking/private equity businesses. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Officers” and “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination.

All of our officers and directors and their respective affiliates own shares of our common stock that were issued prior to this offering as to which they have waived their right to receive distributions upon our liquidation or failure to complete a business combination. Additionally, our officers and directors have collectively agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase warrants in the open market following this offering, subject to a warrant being at or below a certain price. Each of our officers and directors has agreed to vote shares of common stock purchased in the open market in accordance with the majority of the shares of common stock voted by the public stockholders on a proposal to approve a business combination. The shares and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

Our officers and directors own shares that are subject to early release from escrow if a business combination involves a change of control, and, therefore, they may have a conflict of interest in determining how to structure a business combination.

The shares of common stock owned by our existing stockholders prior to this offering have been placed into an escrow account and will only be released one year after we complete a business combination unless the business combination results in a change of control. In such event, the shares will be released from escrow immediately upon the completion of the transaction. Consequently, our officers and directors may have a conflict of interest in determining how to structure, in terms of cash and/or equity, a business combination. A change of control for this purpose means a consolidation or merger where our stockholders immediately prior to such transaction hold less than 50% of the voting stock of the surviving entity.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account, unless the business combination is consummated and, therefore, they may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account unless the business combination is consummated. The personal and financial interests of our officers and directors could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether or not a particular business combination is in the stockholders’ best interest.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not held in the trust account to make a deposit, down payment or fund a “no-shop, standstill” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could limit the development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Risks associated with the outsourcing industry in India

There is intense competition in the market for outsourcing services.

Certain factors may affect the competitive landscape in the outsourcing industry, including divestitures and acquisitions that result in consolidation within the industry. These changes may result in larger competitors with significantly more resources. In addition, some competitors may add or announce plans to add cost-competitive offshore capabilities to their outsourcing service offerings. These competitors may be able to offer their services using the offshore and onsite model more efficiently than the acquired business. A number of these competitors may also have significantly more experience with international operations and significantly greater financial, technical and marketing resources, generate greater revenues, have more extensive existing client relationships and technology partners and have greater brand recognition than the acquired business. Consequently, following a business combination, we may be unable to compete successfully against these competitors.

An acquired businesses’ revenues could be significantly affected if the laws of the government in which it operates, restrict companies from outsourcing work to foreign companies.

In the United States, despite some economic recovery, unemployment levels have not declined significantly from the pre-economic recovery levels. There has been concern among the legislators about the impact of outsourcing on unemployment levels in the United States. For example, legislation has been proposed to prohibit federal and state governments from outsourcing IT and IT enabled services to foreign companies. Legislators have also proposed to introduce economic deterrents for U.S. companies outsourcing work to foreign companies. If such proposed laws come into effect, we could be prevented from performing certain outsourcing services.

Wage pressures in India may prevent an acquired company from sustaining a competitive advantage and may reduce its profit margins.

Wage costs in India have historically been significantly lower than wage costs in the United States and Europe for comparably skilled professionals, which we expect will be one of the competitive strengths of a company we acquire. However, if, following a business combination, wages for skilled professionals increase in India, we may not be able to sustain this competitive advantage, which could negatively affect profit margins. In addition, we may need to increase the levels of an acquired company’s employee compensation to remain competitive with other employers, or seek to recruit in other low labor cost areas to keep its wage costs low. Compensation increases may result in decreased profitability.

Exchange controls in India may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to India’s rules and regulations on currency conversion. In India, the Foreign Exchange Management Act, or FEMA, regulates the conversion of the Indian rupee into foreign currencies. Following a business combination, we will likely be a FEMA company as a result of our ownership structure. Such companies are permitted to operate in India without any special restrictions, effectively placing them on par with wholly Indian owned companies. However, we cannot assure you that the Indian authorities will eliminate or continue to relax foreign currency restrictions. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of India.

Returns on investment in Indian companies may be decreased by withholding and other taxes.

Following a business combination, investments we may make in India could incur tax risk unique to investment in India and in developing economies in general. Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding of Indian income tax. Under treaties with India and under local Indian income tax law income is generally sourced in India and subject to Indian tax if paid from India. This is true whether or not the services or the earning of the income would normally be considered as from sources outside India in other contexts. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Following a business combination, any withholding taxes paid by us on income from our investments in India may or may not be creditable on our income tax returns.

Following a business combination, we intend to avail ourselves of income tax treaties with India to seek to minimize any Indian withholding tax or local tax otherwise imposed. However, there is no assurance that the Indian tax authorities will recognize application of such treaties to achieve a minimization of Indian tax.

India has different corporate disclosure, governance and regulatory requirements than those in the United States which may make it more difficult or complex to consummate a business combination.

Companies in India are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of an Indian company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP. Moreover, companies in India are subject to a different regulatory scheme than United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information. Accordingly, appropriate adjustments to the financial statements of an Indian company may be required in order to appropriately determine the underlying valuation of the Indian company.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for Indian corporations may differ from those that may apply in the United States, which may make the consummation of a business combination with an Indian company more difficult than a business combination with a company based in the United States.

Foreign currency fluctuations could cause a business combination to be more expensive.

Because our business objective is to acquire one or more operating businesses with primary operations in India, changes in the U.S. dollar-Indian rupee exchange rate may affect our ability to achieve such objective. The exchange rate between the Indian rupee and the U.S. dollar has changed substantially in the last two decades and may fluctuate substantially in the future. If the U.S. dollar declines in value against the Indian rupee, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between U.S. dollars and Indian rupees, which may make it more difficult to consummate a business combination.

Certain sectors of the Indian economy are subject to government regulations that limit foreign ownership, which limits our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.

The Indian government prohibits investments in certain sectors and limits the ownership in certain other sectors. We intend to avoid sectors in which foreign investment is disallowed. This could limit the possible number of acquisitions that are available for investment. The Indian government also regulates investments in certain other sectors (e.g., banking) by increasing the amount of ownership over time. The management team will evaluate the risk associated with investments in sectors in which ownership is restricted. However, there can be no guarantee that management will be correct in its assessment of political and policy risk associated with investments in general and in particular in sectors that are regulated by the Indian government. Any changes in policy could limit our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.

If the relevant Indian authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Indian laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

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Levying fines;

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Revoking our business and other licenses; and

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Requiring that we restructure our ownership or operations.

The requirement that Indian companies provide accounting statements that are in compliance with United States Generally Accepted Accounting Principles (GAAP) may limit the potential number of acquisition targets.

To meet the requirements of the United States Federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, GAAP and audited in accordance with U.S. Generally Accepted Auditing Standards (GAAS). GAAP and GAAS compliance may limit the potential number of acquisition targets.

If political relations between the U.S. and India weaken, it could make a target business’ operations less attractive.

The relationship between the United States and India may deteriorate over time. Changes in political conditions in India and changes in the state of Indian-United States relations are difficult to predict and could result in restrictions on our future operations or cause potential target businesses to become less attractive. This could lead to a decline in our profitability following a business combination.

Because the Indian judiciary will determine the scope and enforcement under Indian law of almost all of our target business’ material agreements, we may be unable to enforce our rights inside and outside of India following a business combination.

Indian law will govern almost all of our target business’ material agreements, some of which may be with Indian governmental agencies. Therefore a target business or businesses may not be able to enforce their material agreements and certain remedies may not be available outside of India.

The laws of India may not protect intellectual property rights to the same extent as those of the United States, and we may be unsuccessful in protecting intellectual property rights following a business combination and may also be subject to third party claims of intellectual property infringement.

The one or more businesses we acquire will likely rely on a combination of patent, copyright, trademark and design laws, trade secrets, confidentiality procedures and contractual provisions to protect its intellectual property. However, the laws of India may not protect proprietary rights to the same extent as laws in the United States. Therefore, efforts to protect such intellectual property may not be adequate. Furthermore, competitors may independently develop similar technology or duplicate its products or services. Unauthorized parties may infringe upon or misappropriate its products, services or proprietary information.

Following a business combination, we may be liable to our clients for damages caused by disclosure of confidential information or system failures.

Following a business combination, we may have access to, or will be required to collect and store, confidential client and customer data in connection with our outsourcing services. Following a business combination, many of our client agreements may not limit our potential liability for breaches of confidentiality. If any person, including any of our employees, penetrates our network security or misappropriates sensitive data, we could be subject to significant liability from our clients or from our clients’ customers for breaching contractual confidentiality provisions or privacy laws. Following a business combination, unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems, systems failure or otherwise, could damage our reputation and cause us to lose clients.

Risks associated with this offering

Our existing stockholders paid an aggregate of $25,000, or approximately $0.016 per unit, for their initial units and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.7% or $2.38 per share (the difference between the pro forma net tangible book value per share of $5.62 and the initial offering price of $8.00 per unit).

Our outstanding warrants may substantially reduce the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 6,250,000 shares of our common stock. Following the offering, there will be 7,812,500 warrants, or 8,984,375 warrants if the underwriters’ over-allotment option, and our existing stockholders options to purchase up to 243,375 units, are exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could substantially reduce the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

Our officers’ and directors’ obligation to purchase warrants in the open market during the 45-day period commencing on the later of the date separate trading of the warrants commences or 60 calendar days after the end of the “restricted period” under Regulation M may support the market price of the warrants during such period and, accordingly, the market price of the warrants may substantially decrease upon the termination of the obligation.

Our officers and directors have agreed with Rodman & Renshaw, LLC, in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, to purchase, for their account or their affiliates or designees, an aggregate amount of up to $1,750,000 of warrants at market prices not to exceed $1.70 per warrant during the 45-day period commencing on the later of the date separate trading of the warrants commences or 60 calendar days after the end of the “restricted period” under Regulation M. Such warrant purchases may serve to support the market price of the warrants during such 45-day period at a price above that which would prevail in the absence of such purchases by our existing stockholders. The termination of the support provided by the purchases may substantially decrease the trading price of the warrants. For a more complete discussion, including a detailed description of when purchases may begin under Regulation M, please see the section in this prospectus entitled “Principal Stockholders.”

If our existing stockholders exercise their registration rights, it may substantially reduce the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock, including shares of common stock underlying their warrants, at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before the one year anniversary of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there would be up to an additional 3,125,000 shares of common stock (which amount includes 1,562,500 shares of our common stock issuable upon exercise of outstanding warrants) eligible for trading in the public market (3,593,750) shares of common stock, if the existing stockholders’ options and the underlying warrants are exercised in full). The presence of this additional number of shares of common stock eligible for trading in the public market may substantially reduce the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination, or increase the cost of the target business, since the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights, and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions in order to purchase our securities in the offering. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section below entitled “Underwriting — State Blue Sky Information” below. Even if you are an institutional investor, you may purchase our securities in this offering only if you are located in a jurisdiction permitting sales of the units to institutional investors. You should consult with your own financial and legal advisors to determine if you are eligible to participate in this offering.

There is currently no market for our securities, and a market for our securities may not develop, which could limit the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We have substantial discretion as to how to spend the proceeds in this offering which are outside of the trust.

Our management has broad discretion as to how to spend the proceeds in this offering which are held outside of the trust account and may spend these proceeds in ways with which our stockholders may not agree. If we choose to invest some of the proceeds held outside of the trust account, we cannot predict that investment of the proceeds will yield a favorable return, if any.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We expect our securities to be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•

Restrictions on the nature of our investments; and

•

Restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•

Registration as an investment company;

•

Adoption of a specific form of corporate structure; and

•

Reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trustee in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because our existing stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our existing stockholders’ initial investment of $25,000 is less than the required $1,360,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and we will generally not have the benefit of independent directors examining our financial statements and the propriety of expenses incurred on our behalf and subject to reimbursement.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors sitting on an audit committee to review our financial statements or a compensation committee to review the reasonableness of compensation to our executives. Additionally, state securities administrators may take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Further, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because after the consummation of a business combination a significant portion of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such assets.

After the consummation of a business combination, a significant portion of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised

Gross proceeds	$50,000,000	$57,500,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds)(2)	3,500,000	4,025,000
Legal fees and expenses (including blue sky services and expenses)	395,000	395,000
Miscellaneous expenses	57,869	57,869
Printing and engraving expenses	65,000	65,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	25,211	25,211
NASD registration fee	21,920	21,920

Net proceeds
Held in trust	45,100,000	52,075,000
Not held in trust	800,000	800,000
Total net proceeds	$45,900,000	$52,875,000

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	$100,000	12.50%
Payment for office space and administrative and support services (approximately $5,000 per month for up to two years)	120,000	15.00%
Due diligence of prospective target businesses	300,000	37.50%
Legal and accounting fees relating to SEC reporting obligations	80,000	10.00%
Working capital to cover miscellaneous expenses (including potential deposits, down payments or funding of a “no-shop, standstill” provision with respect to a particular business combination) and D&O insurance	200,000	25.00%

Total	$800,000	100.00%

——————

(1)

A portion of the offering expenses, including the SEC registration fee and NASD filing fee and approximately $285,241 of legal and accounting fees, have been paid from the loans we received from our officers and directors described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)

Rodman & Renshaw, LLC has agreed to deposit 2.0% of the gross proceeds ($0.16 per unit) attributable to the underwriters’ discount into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to, or claims against, such proceeds unless we successfully consummate a business combination.

$45,100,000 or $52,075,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $1,000,000 or $1,150,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount will be deposited in the trust account. Rodman & Renshaw, LLC has agreed that such amounts will be distributed to the public stockholders in the event of liquidation. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. Other than up to $550,000 of the interest income that may be released to us to fund our working capital requirements, the proceeds held in the trust account (exclusive of any funds held for the benefit of Rodman & Renshaw, LLC) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business, other than amounts held in trust for the benefit of Rodman & Renshaw, LLC for its services as representative of the underwriters, or amounts paid for finders’ or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination. We do not currently have any agreement with any party with respect to the payment of finders’ or professional fees. If we agree to pay such fees in the future, such fees shall be negotiated on an arms-length basis.

The payment to Phoenix Capital Partners, LLC, an affiliate of Ramesh Akella, our President, Chief Strategy Officer and a member of our board of directors, of a monthly fee of $5,000 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York City. This arrangement is being agreed to by Phoenix Capital Partners, LLC for our benefit and is not intended to provide Mr. Akella compensation in lieu of a salary. We believe, based on rents and fees for similar services in New York City, that the fee charged by Phoenix Capital Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.

We have estimated the costs related to the acquisition of a target business will be approximately $600,000; approximately $300,000 to identify and research prospective target businesses and approximately $300,000 for costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement. Only $400,000 of the net proceeds have been allocated for such purposes and we intend to fund the balance, as well as amounts that may exceed our current estimates and reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below, from a portion of the interest earned on the proceeds being held in the trust account. We have agreed with Rodman & Renshaw, LLC that the interest earned on the trust account (net of taxes payable) up to a maximum of $550,000 will be released to us to fund our working capital requirements. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a “no-shop, standstill” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or to fund a “no-shop, stand-still” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. In the event that such deposit were large enough (thereby depleting enough of our non-trust fund assets) or in the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. It is possible that our existing stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses that could be reimbursed following a business combination. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target business which may include subsequent acquisitions.

As of the date of this prospectus, our officers and directors have advanced to us a total of $234,256 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC and NASD registration fee, legal fees and expenses. Such loans will be payable with 4% annual interest on the earlier of August 16, 2006 or January 3, 2007, as applicable, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The proceeds of this offering (including that portion of the proceeds attributable to the underwriters’ discount held in the trust account) which are not held in the trust account and not immediately required for the purposes set forth above, will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period (net of taxes payable) will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

Provided $550,000 of interest earned on the trust account is released to us, we believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Except for an option to purchase a number of units as would maintain the respective ownership percentages of the existing stockholders in the event that the underwriters’ over-allotment option is exercised, and for the administrative services fee, no compensation of any kind (including any finder’s and/or consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us, prior to or in connection with, the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account or released to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. These reimbursements may be paid from the $300,000 allocated for due diligence. Other than the agreement with Phoenix Capital Partners, LLC, described above, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest, net of taxes payable and amount released to us, earned on his, her or its portion of the trust account) only in the event of our liquidation as a result of our failure to complete a business combination within the allotted time, or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At December 31, 2005, our net tangible book value was a deficiency of approximately $288,641 or approximately $(0.19) per share, of common stock. After giving effect to the sale of 6,250,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,249,375 shares of common stock which may be redeemed for cash) at December 31, 2005 would have been $36,906,510 or $5.62 per share, representing an immediate increase in net tangible book value of $5.81 per share to the existing stockholders and an immediate dilution of $2.38 per share, or 29.7% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $9,015,490 less than it otherwise would have been because, if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(.19)
Increase attributable to new investors	5.81
Pro forma net tangible book value after this offering		5.62
Dilution to new investors		$2.38

The following table sets forth information with respect to our existing stockholders and the new investors:

	Units Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	1,562,500	20.0%	$25,000.025%		$	..016
New investors	6,250,000	80.0%	$50,000,000	99.975%		$8.00
	7,812,500	100.0%	$50,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(288,641)
Net proceeds from this offering after expenses	45,900,000
Offering costs paid in advance and excluded from tangible book value before this offering	310,641
Less: Proceeds held in trust subject to redemption for cash ($45,100,000 × 19.99%)	(9,015,490)
$36,906,510
Denominator:
Shares of common stock outstanding prior to the offering(1)	1,562,500
Shares of common stock included in the units offered	6,250,000
Less: Net shares subject to redemption (6,250,000 × 19.99%)	(1,249,375)
6,563,125

——————

(1)

Excludes 1,562,500 common stock purchase warrants.

The preceding calculations assume the payment in full of the underwriters’ discount.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2005 and, as adjusted to give, effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	December 31, 2005
	Actual	As Adjusted

Notes payable to stockholders	$200,000	—
Accounts payable	89,875	—
Total debt	$289,875	—
Common stock, $.0001 par value, 0 and 1,249,375 shares which are subject to possible redemption, shares at redemption value(1)	—	$9,015,490
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 89,000,000 shares authorized; 1,562,500 shares issued and outstanding; 6,563,125 shares issued and outstanding (excluding 1,249,375 shares subject to possible redemption), as adjusted	157	657
Additional paid-in capital	24,843	36,908,853
Deficit accumulated during the development stage	(3,000)	(3,000)

Total stockholders’ equity	$22,000	$36,906,510

Total capitalization	$311,875	$45,785,150

——————

(1)

If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, inclusive of any interest thereon (net of taxes payable), as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

(2)

Does not include outstanding warrants to purchase 1,562,500 of our common stock held by our existing stockholders prior to the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on July 13, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination in IT/ITES/ITEP, including those in the KPO or BPO sectors in India. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

May significantly reduce the equity interest of our stockholders;

•

Could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors;

•

May adversely affect the voting power or other rights of holders of our common stock if we issue preferred stock with dividend, liquidation, compensation or other rights superior to the common stock; and

•

May adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•

Default and foreclosure on our assets if our operating revenues, after a business combination, were insufficient to pay our debt obligations;

•

Acceleration of our obligations to repay the indebtedness even if we will have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

Our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•

Our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $600,000 and underwriting discounts of $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full), will be approximately $45,900,000 (or $52,875,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $45,100,000, or $52,075,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining approximately $800,000 will not be held in trust. Additionally, $1,000,000 or $1,150,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount will be deposited in the trust account, which will be distributed to the public stockholders in the event that a business combination is not consummated and we liquidate the trust. Other than amounts held in the trust account for the benefit of Rodman & Renshaw, LLC, we will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account (which are not attributable to the underwriters’ discount) as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $300,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination and preparation and filing of the related proxy statement, approximately $120,000 for administrative services and support payable to certain affiliated entities (up to $5,000 per month for 24 months), $300,000 of expenses for the due diligence and investigation of a target business (or businesses), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $200,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $125,000 for director and officer liability insurance premiums. Up to $550,000 of the interest earned on the trust account will be released to us to fund our working capital requirements. We intend to use these funds to cover expenses that exceed the $800,000 we initially receive outside of the trust account. Although we do not know the rate of interest to be earned on the trust account, we believe that even an interest rate of 1.5% will be sufficient to fund our working capital requirements. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

We do not currently have an agreement with any party with respect to the payment of finder’s or professional fees. If we agree to pay such fees in the future, such fees will be negotiated on an arms length basis.

As of the date of this prospectus, our officers and directors have advanced a total of $234,256 to us for payment of offering expenses on our behalf. Such loans will be payable with 4% annual interest on the earlier of August 16, 2006 or January 3, 2007, as applicable, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The payment to Phoenix Capital Partners, LLC, an affiliate of Ramesh Akella, our President, Chief Strategy Officer and a member of our board of directors, of a monthly fee of $5,000 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York City. This arrangement is being agreed to by Phoenix Capital Partners, LLC for our benefit and is not intended to provide Mr. Akella compensation in lieu of a salary. We believe, based on rents and fees for similar services in New York City, that the fee charged by Phoenix Capital Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.

We have agreed to sell to Rodman & Renshaw, LLC, as representative of the underwriters, for $100, an option to purchase up to a total of 437,500 units. We will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the purchase option on the date of sale is approximately $6.04 per unit, using an expected life of five years, volatility of 100%, and a risk-free rate of 5.0%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is calculated based on information currently available to management. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, we believe the option will become worthless.

We have granted to our existing stockholders options, exercisable at $0.016 per share, to purchase that number of units which will enable them to maintain their 20% ownership interest after the offering in the event the underwriter exercises the over-allotment option. We have elected to follow Accounting Principles Board Opinion No. 25 in accounting for our stock options. Under Accounting Principles Board Opinion No. 25, no compensation expense is recognized when the exercise price of our stock options equals the market price of the underlying stock on the date of grant. Using a Black-Scholes option valuation model, the per share weighted-average fair value of the existing stockholders’ options would be $7.99 per unit. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our existing stockholders’ options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

PROPOSED BUSINESS

Introduction

We are a blank check company recently organized under the laws of Delaware incorporated on July 13, 2005 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to focus our efforts on identifying within the information technology, information technology enabled service and information technology enabled products (IT/ITES/ITEP) industries, a prospective target business (or businesses), including those in the knowledge process outsourcing, or KPO, and business process outsourcing, or BPO, sectors operating in India.

Industry Overview

Current global macroeconomic conditions and intense competitive pressures have forced companies to focus on their core activities and outsource critical but non-core activities to companies that specialize in such non-core functions. Outsourcing enables companies to reduce their operating costs, realize benefits of scale and flexible cost structures and achieve significant process improvements.

KPO involves processes that demand advanced information search, analytical, interpretation and technical skills as well as some judgment and decision making. Typical users of KPO services include market research and consulting firms, pharmaceutical and biotechnology companies, investment banks and financial services institutions, industry associations, media, publishing and database firms and corporate planning departments of large companies. Examples of KPO functions are:

•

Intellectual property or patent research;

•

Pharmaceutical and biotechnology research and development (including clinical trials);

•

Generic drug raw material supply, manufacturing and packaging;

•

Paralegal and medical transcription services;

•

Data mining;

•

Database creation; and

•

Analytical services, such as equity research, econometric modeling, competitive intelligence, industry reports and financial modeling.

BPO involves more routine information technology processes, including:

•

Billing, accounting and other financial services;

•

Software research and development and related support functions; and

•

Transaction processing, including customer service operations.

According to the Indian National Association of Software and Service Companies’ (NASSCOM) Strategic Review Report 2005, the total combined Indian information technology services and IT-enabled services export market for the fiscal year ended March 31, 2005 was nearly $18 billion. According to NASSCOM’s Strategic Review Report 2005, the total Indian IT services and IT-enabled services export market is projected to grow to approximately $48 billion by fiscal 2009. The growth in the Indian KPO and BPO market is based on several factors:

•

Established capability for providing highest quality standards. SEI-CMM is the Software Engineering Institute’s Capability Maturity Model, which assesses the quality of organizations’ management system processes and methodologies. According to NASSCOM’s Strategic Review Report 2005, out of the 275 companies which have various quality certifications, 75 are assessed at SEI-CMM Level 5, their highest ranking.

•

Large, highly skilled, relatively low cost English-speaking labor pool. According to NASSCOM Strategic Review Report 2005, the Indian IT industry employed nearly 700,000 software professionals as of March 31, 2005, making it the second largest employer in the IT services industry after the United States. Approximately 250,000 engineering degree and diploma holders enter the workforce annually, with a majority of them entering the IT industry. According to this report, companies could expect total savings of approximately 25% to 50% by using offshore processes primarily because of the differential in wages paid by these companies in comparison to their India-based counterparts. Although wages in India may be rising at a faster pace than wages paid offshore, the labor rate differential is currently anticipated to remain a competitive advantage for Indian companies.

•

Time differential which allows 24-hour a day service. With the time differential between India and its largest market, the United States, Indian companies are able to provide a combination of onsite and offshore services on a 24-hour basis on specific projects.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering (excluding any funds held for the benefit of Rodman & Renshaw, LLC), our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a target business that may be financially unstable or in its early stages of development or growth. We may also seek to effect a business combination with more than one target business, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We have not identified a target business

To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us; nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business or businesses have a fair market value of at least 80% of our net assets (excluding any funds held for the benefit of Rodman & Renshaw, LLC) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business (or businesses) with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amogunt of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. Except for the administrative fee or the option to purchase a number of units as would maintain the respective ownership percentages of the existing stockholders in the event that the underwriters’ over-allotment option is exercised, in no event will we pay any of our existing officers, directors or stockholders, or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. In addition, none of our officers, directors or existing stockholders will receive any finder’s fees, consulting fees or any similar fees from any person or entity in connection with any business combination involving us, other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets (excluding any funds held for the benefit of Rodman & Renshaw, LLC) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the KPO and BPO sectors in India. We have not conducted any specific research on such industries to date, nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

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Financial condition and results of operation;

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Earnings and growth potential;

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Experience and skill of management and availability of additional personnel;

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Key customer relationships and goodwill;

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Capital requirements;

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Competitive position;

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Need for compliance with GAAP, SEC and Sarbanes-Oxley requirements;

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Domestic and foreign competition;

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Proprietary features and degree of intellectual property or other protection of the products, processes or services;

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Regulatory environment of the industry; and

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Costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Difficulties in acquiring more than one business in a business combination.

Although we will consider acquiring more than one business in a business combination, we may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of due diligence and negotiations, proxy statement disclosure, foreign exchange or other clearances and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold (excluding any funds held in the trust account for the benefit of Rodman & Renshaw, LLC).

Fair market value of target business (or businesses)

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding any funds held in the trust account for the benefit of Rodman & Renshaw, LLC) at the time of such acquisition, including any amount held in the trust fund subject to the redemption rights described below, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets (excluding any funds held in the trust account for the benefit of Rodman & Renshaw, LLC). To this end, we may seek to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate such a business combination although we have not entered into any such arrangement and do not currently anticipate effecting such a financing arrangement. However, if we did enter into such an arrangement, it would only be consummated simultaneously with the consummation of the business combination. The fair market value of such business (or businesses) will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine the fair market value of a target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value. However, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain a fairness opinion from an independent investment banking firm.

Possible lack of business diversification

While we may seek to effect a business combination with more than one target business, our initial business combination must be with one or more target businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one business combination, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings, with respect to the acquisition of one or more of the target businesses, would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries, or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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Subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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Result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management

Although we expect all of our management to remain associated with us following a business combination, there can be no assurance that any or all will maintain such association. It is likely that the management of the target business (or businesses) at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business (or businesses).

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business (or businesses). We cannot assure you that we will have the ability to recruit additional managers, or that those additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business (or businesses) based on GAAP.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them (including any common stock purchased in the offering or in the aftermarket) in accordance with the majority of the shares of common stock voted by the public stockholders. Accordingly, they will vote these shares in accordance with the majority of the shares of common stock voted by the public stockholders and they will not be entitled to exercise any redemption rights (described below) for public stockholders who vote against the business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to the amount in the trust account (exclusive of any funds held for the benefit of Rodman & Renshaw, LLC calculated as of two business days prior to the consummation of the proposed business combination (net of taxes payable)), inclusive of any interest, net of taxes payable, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share redemption price would be approximately $7.22 or $0.78 less than the per-unit offering price of $8.00. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise his, her or its redemption rights, such stockholder will not have his, her or its shares of common stock redeemed for its pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their redemption rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account inclusive of any interest (net of taxes payable and up to $550,000 of interest earned on the trust account that may be released to us) plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. Additionally, the underwriters have agreed to forfeit any rights to, or claims against, the proceeds held in the trust account, which includes a portion of their discount. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.38 (of which approximately $0.16 per share is attributable to the underwriters’ discount which was deposited into the trust account and will be distributed to the public stockholders in the event of our liquidation), or approximately $0.62 less than the per-unit offering price of $8.00. Because the initial per-share redemption price is lower than the $8.00 per-unit offering price and may be lower than the market price of the common stock on the date of redemption, there may be a perceived disincentive on the part of public stockholders to exercise their redemption rights. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public stockholders. Each member of our board of directors has agreed, pursuant to agreements with us and Rodman & Renshaw, LLC, that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay the debts and obligations owed by us to vendors for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the trust account. It is our intention that all vendors, prospective target businesses and other entities that we engage will execute agreements with us waiving any right to the monies held in the trust account. If any third party refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders, if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that had refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver, or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than approximately $7.38, plus interest (net of taxes payable and up to $550,000 of interest earned on the trust account that may be released to us), due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. The trustee of the trust account will immediately commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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Our obligation to seek stockholder approval of a business combination and to obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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Our obligation to redeem for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

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Our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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The requirement to acquire one or more operating businesses that have a fair market value equal to at least 80% of our net assets (excluding any funds held in the trust account for the benefit of Rodman & Renshaw, LLC) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that a target business (or businesses) is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 645 Madison Avenue, 12 th Floor, New York, New York 10022. Phoenix Capital Partners, LLC has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space at this location at a cost of $5,000 per month pursuant to a letter agreement between us and Phoenix Capital Partners, LLC. We believe, based on rents and fees for similar services in New York City, that the $5,000 fee is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have four officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect each of them to devote a reasonable number of hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and financial information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on GAAP cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$46,100,000 of the net offering proceeds will be deposited into a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company acting as trustee. These proceeds consist of $45,100,000 from the net proceeds payable to us and $1,000,000 of the proceeds attributable to the underwriters’ discount.

$41,850,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $46,100,000 of offering proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of our net assets (excluding any funds held in the trust account for the benefit of Rodman & Renshaw, LLC) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately within 20 trading days following the earlier to occur of the expiration of the underwriter’s over-allotment options or its exercise in full, unless Rodman & Renshaw, LLC determines an earlier date is acceptable based upon the relative strength of the securities market and small capitalization companies in general and the trading patterns and demand for such securities in particular, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his, her, or its shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures, or a stockholder who does not take any action, would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination were entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

Other than up to $550,000 of interest earned on the trust account that may be released to us, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Officers

Our current directors and officers are as follows:

Name	Age	Position

Raju Panjwani	50	Chairman of the Board of Directors
Ramesh Akella	40	President, Chief Strategy Officer and Director
Shekhar Wadekar	47	Executive Vice President, Secretary, Treasurer and Director
Rohit Phansalkar	61	Executive Vice President and Director

Raju Panjwani has served as Chairman of our Board of Directors since August 2005. Prior to that he was our Executive Vice President and a member of our board of directors. Mr. Panjwani is the Chairman, Chief Executive Officer and majority stockholder of Epitome Global Services Private Limited, or EGS, based in Mumbai, India, which he founded in May 2005. EGS provides offshore consulting, middle office and back office, and knowledge based research and analytical services to global financial service companies. From October 1987 until April 2005, Mr. Panjwani was at Morgan Stanley - New York, where he was a Managing Director since 1999. Nearly seven of those 18 years were spent in India. He was responsible for establishing the Morgan Stanley presence in India in 1994 in businesses such as Institutional Equities, Custody, Asset Management and Investment Banking. Subsequently, he played a significant role in negotiating Morgan Stanley’s first ever joint venture, with JM Financial. Today, JM Morgan Stanley is Morgan Stanley’s flagship business in India, employing over 350 people. From 1999 until 2001 Mr. Panjwani was Morgan Stanley’s India Country Representative and Chief Operating Officer and looked after its interests in the joint venture. He was also responsible for fostering Morgan Stanley’s IT outsourcing efforts, and later headed Morgan Stanley’s offshore initiatives in India. He was largely responsible for conceiving of and establishing Morgan Stanley’s first “Global Knowledge Center” in 2003, which supports knowledge-based services globally across institutional businesses, and today employs over 400 people in India. In addition, Mr. Panjwani served on the Board of Directors of the U.S. India Business Council in Washington, D.C. from October 2002 to April 2005. Mr. Panjwani received his B.S. in Business from Delhi University in 1975, became a Chartered Accountant in India in 1979 and is a certified public accountant in New York State since 1980.

Ramesh Akella has served as our President and Chief Strategy Officer and a member of our board of directors since our inception. He is the founder and managing partner of Phoenix Capital Partners LLC, a financial advisory firm for companies in the entertainment, media and communications, healthcare and IT industries, which he founded in 1998. From 1996 to 1998, Mr. Akella was Managing Director of Dover Finance Group, Ltd., a corporate finance boutique specializing in structured finance for media, entertainment and communications companies. From 1987-1996, Mr. Akella managed private equity investments and corporate development for a family office. He is an advisor to Cornell University’s BR Ventures and a member of Cornell’s Johnson Graduate School of Management’s Advisory Council. Mr Akella holds an M.B.A. with Distinction from Cornell University.

Shekhar Wadekar, Ph.D., has served as our Executive Vice President, Secretary and Treasurer and a member of our board of directors since our inception. Since November 2003, he has served as President and Chief Executive Officer of Traxyz Medical, Inc., a development stage medical device company. From February 2002 to September 2003, he served as President and Chief Operating Officer of MadMax Optics, a scientific software company. From August 1994 until joining MadMax Optics, Dr. Wadekar served as research analyst on Wall Street following the semiconductor industry. From April 1999 to February 2002, he served as Director in Equity Research at Royal Bank of Canada Capital Markets. Prior thereto, he was employed by Raymond James and Associates and Sanford C. Bernstein and Co., Inc. From August 1989 to December 1993, Dr. Wadekar was employed at IBM working on optical communications and was also Technical Coordinator of the IBM/Siemens/Toshiba joint development program in semiconductor memory. He holds a Ph.D. in electrical engineering from the University of Delaware, an M.B.A. from the Stern School of Business at New York University and a B.Tech. in metallurgical engineering from the Indian Institute of Technology, Bombay.

Rohit Phansalkar has served as our Executive Vice President since August 2005 and has been a member of our board of directors since our inception. Prior to that, he was our Chief Executive Officer and Chairman of the Board. Since June 2001, he has served as Chairman of the Board and Chief Executive Officer of RKP Capital, Inc., a merchant banking boutique. From June 2000 to September 2000, Mr. Phansalkar served as Chairman of the Board and Chief Executive Officer of Osicom Technologies, Inc., listed on the NASDAQ. From February 1998 until joining Osicom, he was a Partner of Anderson, Weinroth & Co., L.P., a private equity firm. Prior thereto, he served as Vice Chairman and Chief Executive Officer of Newbridge Capital, a firm engaged in private equity investments in India. Mr. Phansalkar previously served as Senior Vice President and Co-head of the Energy Finance Group at

Shearson American Express, Managing Director of Bear Stearns and Managing Director and Head of the Energy Finance Group at Oppenheimer & Co. Mr. Phansalkar was the Founding Chairman of The India Fund, a $510 million, closed-end investment fund, listed on the NYSE. Mr. Phansalkar received his M.B.A. from Harvard Graduate School of Business.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Rohit Phansalkar, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Shekhar Wadekar, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Raju Panjwani and Ramesh Akella, will expire at the third annual meeting.

These individuals will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our business combination. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure you that they will, in fact, be able to do so.

Between 2000 and 2003, Mr. Phansalkar was a party to a civil litigation with his former employer, Andersen Weinroth & Co., L.P., a boutique merchant banking firm (“AW”), regarding the terms of his departure from the firm. The consolidated action in federal court consisted of two complaints relating to events that occurred between 1998 and 2000: Mr. Phansalkar’s complaint against AW and its principals asserting claims for conversion, breach of contract, quantum meruit, unjust enrichment and promissory estoppel based on his allegation that AW and its principals misappropriated certain securities he had purchased and refused to give him agreed upon compensation; and AW’s complaint against Mr. Phansalkar asserting claims for breach of fiduciary duty, breach of contract and conversion based on its allegation that he refused to turn over to the firm certain options he received as a director of outside corporations contrary to firm policies.

After trial in two phases, the district court found, among other things, that (i) AW and its principals converted Mr. Phansalkar’s securities and awarded judgment to him in the amount of $4,417,655, plus interest; and (ii) Mr. Phansalkar was not entitled to additional compensation based in part on its finding that he engaged in “isolated misdeeds” of employee disloyalty in failing to disclose certain compensation he received as a director of certain outside entities.  The district court stated that his non-disclosures “did not permeate his service at AW or taint his other transactions while at the firm,” that he did not attempt to conceal the director compensation granted to him, and that he brought a number of attractive deals to the firm which generated substantial cash fees.

Upon appeal, the Second Circuit reversed the district court’s decision, holding that Mr. Phansalkar was required to forfeit all compensation he received at AW after October 15, 1999 in light of a finding of employee disloyalty, and remanded to the district court for further proceedings. Thereafter, the parties reached a consensual settlement and filed a stipulation dismissing the action with prejudice.

Executive Compensation

None of our executive officers has received any cash compensation for services rendered. Similarly, except for an option to purchase a number of units as would maintain the respective ownership percentages of the existing stockholders in the event that the underwriters’ over-allotment option is exercised at an exercise price of $0.016 per share, no compensation of any kind, including finder’s and consulting fees, has been or will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of reimbursable out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed to be “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Option Grants in Last Fiscal Year

The following table contains information concerning the option grants made to the named executive officers from inception to date. No stock appreciation rights were granted to these individuals during such year.

	Individual Grant
Name	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value

Raju Panjwani	55,664		23.75%	$0.016	(5)	$444,756
Ramesh Akella	67,383	(2)	28.75%	$0.016	(5)	$538,390	(6)
Shekhar Wadekar	55,664	(3)	23.75%	$0.016	(5)	$444,756	(6)
Rohit Phansalkar	55,664	(4)	23.75%	$0.016	(5)	$444,756	(6)

——————

(1)

The options are exercisable for units which are identical to the units sold in this offering.

(2)

Includes (i) an aggregate of up to 4,500 shares issuable upon the exercise of options granted to Mr. Akella’s brother-and-sister in law and (ii) options exercisable for up to an additional 11,719 shares Mr. Akella has agreed to transfer only in the event the shares are released for escrow.

(3)

Represents options held in trusts for the benefit of Mr. Wadekar, his wife and children. Neither Mr. Wadekar nor his wife serve as trustees of these trusts.

(4)

Includes an aggregate of 4,500 shares issuable upon the exercise of options held by Mr. Phansalkar’s wife, his son and as custodian for the benefit of his daughters.

(5)

The options are exercisable for three days, beginning on the day that the underwriters exercise their over-allotment option, and then only to the extent necessary to maintain the stockholders’ 20% beneficial ownership in our units. If the underwriters do not exercise their over-allotment option or if the underwriters exercise only a portion of the over-allotment option, the unexercised portion of the options will terminate.

(6)

We estimated the fair value for these options at the date of grant using a Black-Scholes option pricing model with the following assumptions: weighted-average volatility factor of 0.10; no expected dividend payments; weighted-average risk-free interest rates in effect of 5.0%; and a weighted-average expected life of 0.13 years. Based upon the above methodology, the per share weighted-average fair value of the options would be $7.99.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit his full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Officers.”

•

Our officers and directors or their affiliates may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since our directors beneficially own shares of our common stock and warrants which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Furthermore, the release of their securities from escrow will occur earlier if the business combination involves a change of control of us. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, determining how to structure the transaction, completing a business combination timely and securing the release of their stock.

•

If management negotiates their retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a potential target whose owners refuse to retain members of management post-business combination.

•

In the event management were to make substantial loans to us in excess of the amount outside the trust fund, they may look unfavorably upon or reject a business combination with a potential target whose owners refuse to repay such amounts.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

The corporation could financially undertake the opportunity;

•

The opportunity is within the corporation’s line of business; and

•

It would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, Mr. Panjwani, as of result of his affiliation with EGS, a KPO company targeting the financial services industry, and our other officers and directors, as a result of possible future business affiliations, may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. To the extent that they identify business opportunities that may be suitable for any of these other companies, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless these other companies and any successors to such entities has declined to accept such opportunities.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in each case in our proxy soliciting materials furnished to our stockholders, and we expect that such independent banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•

Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

Each of our officers and directors; and

•

All our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
			Before Offering	After Offering

Raju Panjwani	371,094		23.75	4.75
Ramesh Akella	449,218	(2)	28.75	5.75
Shekhar Wadekar	371,094	(3)	23.75	4.75
Rohit Phansalkar	371,094	(4)	23.75	4.75
All directors and officers as a group (four individuals)	1,562,500	(5)	100.00%	20.00%

——————

*

less than one (1%) percent.

(1)

Unless otherwise indicated, the business address of each of the individuals and entities is c/o Phoenix Capital Partners LLC, 645 Madison Avenue, 12 th Floor, New York, NY 10022.

(2)

Includes (i) an aggregate of 30,000 shares held by Mr. Akella’s brothers and sister-in-law and (ii) 78,126 shares which Mr. Akella has agreed to transfer only in the event the shares are released from escrow.

(3)

Represents shares held in following four trusts for the benefit of Mr. Wadekar, his wife and children.Neither Mr. Wadekar, nor his wife, serve as trustees of these trusts.

(4)

Includes an aggregate of 30,000 shares held by Mr. Phansalkar’s wife, his son and as custodian for the benefit of his daughters.

(5)

The existing stockholders hold warrants to purchase an aggregate of 1,562,500 shares, which warrants are substantially identical to the warrants contained in the units. In addition, such individuals have been granted options to purchase, on a pro rata basis, up to an aggregate of 234,375 units, at $0.016 per unit, which option is exercisable only if the underwriter exercises its over-allotment option and then only to the extent necessary to maintain the existing stockholders’ 20% ownership after the offering.

None of our existing stockholders, officers and directors has indicated to us that he or it intends to purchase units in the offering. However, Messrs. Panjwani, Akella, Wadekar and Phansalkar have agreed with Rodman & Renshaw, LLC as of the date of this prospectus that, after this offering is completed and during the first 45 trading days beginning the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M, they or their designees will collectively purchase, in the aggregate, up to $1,750,000 of our warrants in the public marketplace at prices not to exceed $1.70 per warrant. Each of our officers and directors, or their designees, has agreed to purchase such warrants pursuant to agreements in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 through an independent broker-dealer registered under Section 15 of the Exchange Act, which is not affiliated with us. Our officers and directors, or their designees, will not have any discretion or influence with respect to such purchases. In addition, each of them has further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination and will be non-callable as long as they are held by them. We believe that purchases of warrants by our officers and directors demonstrate confidence in our management’s ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

Assuming these securities are not purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock on a fully diluted basis. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

The “restricted period” under Regulation M will end upon the closing of this offering and, therefore, the warrant purchases described above must begin at least 60 days after the closing of this offering. Under Regulation M, the restricted period could end at a later date if an underwriter were to exercise its over-allotment option to purchase securities in excess of its short position at the time that it completes its initial distribution of securities. In such event, the restricted period would not end until the excess securities were distributed by the underwriter or placed in its investment account. However, Rodman & Renshaw, LLC has agreed that it may only exercise its over-allotment option to cover its actual short position, if any. Therefore, the restricted period under Regulation M will end on the closing of this offering.

The warrants will trade separately on the 20th trading day following the earlier to occur of the expiration of the underwriters’ over-allotment or its exercise in full, unless Rodman & Renshaw, LLC determines that an earlier date is acceptable, provided, however, that in no event may any of the common stock and warrants be traded separately until we file a Current Report on Form 8-K with the SEC, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) (which we may do for up to 20% of the amount of shares to be sold in this offering in a separate prospectus that will be effective on filing with the SEC) under the Securities Act, we will effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

All of the units outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, these units will not be transferable during the escrow period and will not be returned from escrow, until one year after the consummation of a business combination or earlier in the event the business combination results in a change of control of us or we receive stockholder approval of the release of such units.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Our management, or an entity controlled by our management, has arranged for financing by which our officers and directors may fund all or a portion of the amount needed to satisfy their aggregate warrant purchase commitments.  Upon the consummation of our initial business combination or such other time as the parties mutually agree beneficial ownership of a maximum of            units owned by our existing stockholders will be transferred to the funding party as a fee for its financing commitment.  However, the units and such shares of common stock and warrants underlying the units so transferred will be subject to the same lock-up and voting restrictions as other securities owned by our officers and directors.

The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including our officers and directors, have agreed to vote all of the shares of common stock owned by them, including shares they may acquire in the offering, or in the after market, in accordance with the majority of the shares of common stock voted by the public stockholders. Accordingly, they will not be entitled to any redemption rights available to public stockholders who vote against a business combination.

Messrs. Panjwani, Akella, Wadekar and Phansalkar are deemed to be our “promoters,” as this term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

On July 22, 2005, we issued an aggregate of 1,562,500 units, each unit consisting of one share of our common stock and one warrant, to the individuals set forth below and their respective nominees for $25,000 in cash, at a purchase price of $0.016 per unit, as follows:

Name	Number of Units	Relationship to Us

Raju Panjwani	371,094	Chairman of the Board of Directors
Ramesh Akella	449,218	President, Chief Strategy Officer and director
Shekhar Wadekar	371,094	Executive Vice President, Secretary, Treasurer and director
Rohit Phansalkar	371,094	Executive Vice President and director

On August 15, 2005, we issued the aforementioned stockholders options to purchase such additional number of shares as would be necessary to maintain their and those of their affiliates percentage ownership in us after the offering in the event the underwriter exercises the over-allotment option. Such options are exercisable at $0.016 per share only if and only to the extent that the over-allotment option is exercised.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year following the consummation of a business transaction. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Phoenix Capital Partners, LLC, an entity for which Ramesh Akella serves as Manager, has agreed commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York City, as we may require from time to time. We have agreed to pay Phoenix Capital Partners, LLC $5,000 per month for these services. Mr. Akella is a managing member of Phoenix Capital Partners, LLC and, as a result, will benefit from the transaction to the extent of his interest in this entity. However, this arrangement is solely for our benefit and is not intended to provide Mr. Akella compensation in lieu of a salary. We believe, based on rents and fees for similar services in New York City that the fee charged by Phoenix Capital Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors are not deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

In August 2005, our officers and directors advanced a total of $200,000 to us to cover expenses related to this offering. Such loans will be payable with 4% annual interest on the earlier of August 16, 2006 or the consummation of this offering. In December 2005, these stockholders loaned us an additional $31,256 pursuant to 4% promissory notes due the earlier of January 3, 2007 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and except for the administrative services fee and an option to purchase a number of units as would maintain the respective ownership percentages of the existing stockholders in the event that the underwriters’ over-allotment option is exercised, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 89,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,562,500 shares of common stock and warrants to purchase 1,562,500 shares of our common stock are outstanding, held by of record by 13 holders. No shares of preferred stock are currently outstanding. An additional 234,375 units are subject to outstanding options, which are exercisable only if the underwriter exercises the over-allotment option.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, unless Rodman & Renshaw, LLC determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect the proceeds that we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. Such Current Report on Form 8-K will not be distributed to our stockholders.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them in accordance with the public stockholders. However, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the unsold warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

There are 1,562,500 warrants currently outstanding held by the 13 record holders of our common stock. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

The completion of a business combination; or

•

The first anniversary of the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants will trade separately on the 20th trading day after following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, unless Rodman & Renshaw, LLC determines that an earlier date is acceptable, provided that in no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option),

•

In whole and not in part,

•

At a price of $.01 per warrant at any time after the warrants become exercisable,

•

Upon not less than 30 days prior written notice of redemption to each warrant holder, and

•

If, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price, as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption either by payment of the exercise price in cash or on a “cashless basis;” however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The “value” will be determined using the last sale price of the common stock for the date ending on the third business day prior to the notice of redemption to warrant holders.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless, at the time of exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriter an option to purchase up to a total of 437,500 units at a per-unit price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the per-unit price is 110% of the price of the securities sold in this offering and the exercise price of the underlying warrant is $5.50 per share, which is 110% of the exercise price of the warrants included in the units sold in this offering. For a more complete description of the purchase option, including the dates when it is exercisable, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 7,182,500 shares of common stock outstanding, or 8,984,375 shares if the underwriters’ over-allotment option, and our existing stockholders options to purchase up to 234,375 units, are exercised in full. Of these shares, the 6,250,000 shares sold in this offering, or 7,187,500 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,562,500 shares (1,796,375 shares if the existing stockholders’ options are exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to July 22, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of one year following the consummation of a business transaction, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if a change of control occurs or we receive a shareholder vote approving the release, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 78,125 shares immediately after this offering (or 89,843 shares, if the underwriter’s exercise their over-allotment option); and

•

The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 also require compliance with the manner of sale provisions and notice requirements and upon the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his, her or its shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 1,562,500 issued and outstanding shares of common stock and the 1,562,500 shares of our common stock underlying the issued and outstanding warrants on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register these securities. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which the shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Rodman & Renshaw, LLC, on a firm commitment basis, is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Rodman & Renshaw, LLC

Total	6,250,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York, we have relied on our exemption from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have relied on an exemption or we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, we have determined in which states we will submit the required filings or pay the required fee.

We believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements:

•

Immediately in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Kentucky, New York, Pennsylvania, Rhode Island and Wisconsin;

•

Commencing 90 days after the date of this prospectus in Nevada and New Mexico; and

•

Commencing 180 days from the date of this prospectus in Alabama.

We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market. If you are not an institutional investor, you may purchase our securities in this offering or in any subsequent trading market which may develop, only in the jurisdictions described above.

Pricing of Securities

We have been advised by the representative of the underwriters that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $    per unit and the dealers may reallow a concession not in excess of $     per unit to other dealers.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

The history and prospects of companies whose principal business is the acquisition of other companies;

•

Prior offerings of those companies;

•

Our prospects for acquiring an operating business at attractive values;

•

Our capital structure;

•

An assessment of our management and their experience in identifying operating companies;

•

General conditions of the securities markets at the time of the offering; and

•

Other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 937,500 additional units for the sole purpose of covering over-allotments, if any. The over- allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$8.00	$50,000,000	$57,500,000
Discount(1)(2)	$0.56	$3,500,000	$4,025,000
Proceeds before expenses(3)	$7.44	$46,500,000	$53,475,000

——————

(1)

Rodman & Renshaw, LLC, the representative of the underwriters in this offering, has agreed to deposit 2.0% of the gross proceeds attributable to the underwriters’ discount ($0.16 per unit) into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account.

(2)

Does not include expenses to be paid on behalf of the underwriters by us, such as the expense associated with engaging an investigative search firm to conduct background checks (estimated at $20,000).

(3)

The offering expenses are estimated to be approximately $600,000.

Warrant Solicitation Fee

We have engaged Rodman & Renshaw, LLC, representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus for cash only if the exercise had been solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•

The market price of the underlying shares of common stock is lower than the exercise price;

•

The holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

•

The warrant is exercised by cashless exercise;

•

The warrants are held in a discretionary account;

•

The warrants are exercised in an unsolicited transaction; or

•

The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

We have agreed to sell to the representative, upon completion of the offering, for $100, an option to purchase up to a total of 437,500 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except the per-unit price is 110% of the price of the units sold in this offering and the exercise price of the underlying warrant is $5.50 per share (110% of the exercise price of the warrants included in the units sold in this offering). This option is exercisable at $8.80 per unit, commencing on the later of the consummation of a business combination or one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 437,500 units, the 437,500 shares of common stock and the 437,500 warrants underlying such units, and the 437,500 shares of common stock underlying such warrants, have been deemed to be compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the representative to bid for or purchase our securities before the distribution of the securities is completed. However, the representative may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

Other Terms

We have granted the underwriter the right to have its designee present at all meetings of our board of directors for the earlier of two years from the date of this prospectus or the date a business combination is consummated. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The underwriter has not named a designee as of the date of this prospectus.

Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiations where the terms would be fair and reasonable to each of the interested parties.

Indemnification

We have agreed to indemnify the underwriters (which indemnity the trust account is also subject to) against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Loeb & Loeb LLP, New York, New York. Gersten Savage LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Miller, Ellin & Company, LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Miller, Ellin & Company, LLP are included in reliance upon their report given upon the authority of Miller, Ellin & Company, LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

PHOENIX INDIA ACQUISITION CORP.
(a corporation in the development stage)

FINANCIAL STATEMENTS

AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
December 31, 2005

PHOENIX INDIA ACQUISITION CORP.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Phoenix India Acquisition Corp.

We have audited the accompanying balance sheet of Phoenix India Acquisition Corp. (a corporation in the development stage) as of December 31, 2005, and the related statement of operations, stockholders’ equity, and cash flows for the period from July 13, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix India Acquisition Corp. as of December 31, 2005, and the results of its operations and its cash flows for the period from July 13, 2005 (inception) to December 31, 2005, in conformity with United States generally accepted accounting principles.

/s/ Miller, Ellin & Company, LLP

New York, New York
January 11, 2006

PHOENIX INDIA ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

December 31, 2005

ASSETS
Current asset, cash	$1,234
Other assets, deferred offering costs	310,641
Total assets	$311,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current and total liabilities:
Accounts payable and accrued expenses	89,875
Notes payable, stockholders	200,000
Total current and total liabilities	$289,875

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	$—
Common stock, $.0001 par value, authorized 89,000,000 shares; issued and outstanding 1,562,500 shares	157
Paid-in capital in excess of par	24,843
Deficit accumulated during the development stage	(3,000)
Total stockholders’ equity	22,000
Total liabilities and stockholders’ equity	$311,875

See accompanying notes to financial statements.

PHOENIX INDIA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the Period from July 13, 2005 (Inception) to December 31, 2005

Revenues	$—

Expenses	$—

Interest expense	$3,000

Net loss	$(3,000)

Weighted average shares outstanding (basic and diluted)	1,562,500

Net loss per share (basic and diluted)	$0.00

See accompanying notes to financial statements.

PHOENIX INDIA ACQUISITION CORP. INTERNATIONAL
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For the Period from July 13, 2005 (Inception) to December 31, 2005
	Common Stock		Paid-in Capital in Excess of Par	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount

Common shares issued	1,562,500	$157	$24,843	$—	$25,000
Net loss	—	—	—	$(3,000)	$(3,000)
Balances, at December 31, 2005	1,562,500	$157	$24,843	$(3,000)	$22,000

See accompanying notes to financial statements.

PHOENIX INDIA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the Period from July 13, 2005 (Inception) to December 31, 2005

Cash flows from financing activities
Proceeds from notes payable, stockholders	200,000
Proceeds from sale of common stock	25,000
Payments made for deferred offering costs	(223,766)

Net cash provided by financing activities	$1,234

Net increase in cash	1,234
Cash, beginning of period	—
Cash, end of period	$1,234

See accompanying notes to financial statements.

PHOENIX INDIA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization, proposed business operations and summary of significant accounting policies

Nature of Operations

Phoenix India Acquisition Corp. (the “Company”) was incorporated in Delaware on July 13, 2005 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses with primary operations in India.

At December 31, 2005, the Company had not yet commenced any operations. All activity through December 31, 2005 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include an operating business with primary operations in India and a “business combination” shall mean the acquisition by the Company of one or more of such target businesses.

Upon the closing of the Proposed Offering, $46,100,000 or 92.2%, of the proceeds of this offering (approximately $7.38 per unit) will be placed in a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company (which includes approximately $0.16 per unit held in the trust account for the benefit of Rodman & Renshaw, LLC) and invested until the earlier of (i) the consummation of the Company’s first business combination or, (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding for this purpose, those persons who were stockholders prior to the Proposed Offering, vote against the business combination, the business combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors (as well as any shares included in units purchased in the Proposed Offering or in the aftermarket) of the Company (“Existing Stockholders”), have agreed to vote their 1,562,500 founding shares of common stock (along with any shares acquired by them in the after market) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may demand that the Company redeem his, her or its shares. The per share redemption price will equal the amount in the Trust Account as of the record date (exclusive of the funds held in the trust account for the benefit of Rodman & Renshaw, LLC) for determination of stockholders entitled to vote on the business combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a business combination. Such Public Stockholders are entitled to receive their per share with interest accrued thereon (net of taxes payable and other than up to $550,000 of interest earned on the trust account that may be released to us) in the Trust Account computed without regard to the shares held by Existing Stockholders.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed

Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units (as defined below) to be offered in the Proposed Offering discussed in Note 2).

Recently issued accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Income per Common Share

Income per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Common stock equivalents consisting of warrants to purchase 1,562,500 warrants have not been included as their effect would be antidilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Cash

The Company maintains cash balances with financial institutions, which, at times, may exceed the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses to date as a result of this policy, and management believes there is little risk of loss.

2. Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 6,250,000 units (“Units”) at a maximum price of $8.00 per Unit. Each unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring five years from the date of the prospectus. An additional 937,500 units may be issued on exercise of a 45-day option granted to the underwriter to cover any over-allotments. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

3. Deferred Offering Costs

Deferred offering costs consist principally of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4. Notes Payable, Stockholders

The Company issued unsecured promissory notes to management of the Company totaling $200,000 on August 16, 2005. The Notes bear interest at the rate of 4% per annum and are payable on the earlier of August 16, 2006, or the consummation of the Proposed Offering. Due to the short-term nature of the Notes, the fair value of the Notes approximate their carrying value.

5. Related Party Transaction

The Company has agreed to pay Phoenix Capital Partners LLC, a company of which an executive officer is the sole member, an administrative fee of $5,000 per month for office space and general and administrative services from the effective date of the Proposed Offering through the acquisition date of a target business.

6. Commitments and contingencies

As part of the initial capitalization of the Company, the stockholders received units, each unit consisting of one share of common stock and a warrant to purchase one share of the Company’s common stock. The exercise terms and other provisions of the warrants are identical to the Warrants to be issued in connection with the Proposed Offering.

The Company has granted to its management options, exercisable at $0.016 per share, to purchase that number of units which will enable the Existing Stockholders to maintain their 20% ownership interest after the offering in the event the underwriter exercises the over-allotment option.

We have elected to follow Accounting Principles Board Opinion No. 25 in accounting for our stock options. Under Accounting Principles Board Opinion No. 25, no compensation expense is recognized when the exercise price of our stock options equals the market price of the underlying stock on the date of grant. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for: weighted-average volatility factor of 1.0%; no expected dividend payments; weighted-average risk-free interest rates in effect of 5.0%; and a weighted-average expected life of .13 years. Based upon the above methodology, the per share weighted-average fair value of the Existing Stockholders’ options would be $7.99 per unit.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our Existing Stockholders’ options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

The Company’s officers and directors have agreed with Rodman & Renshaw, LLC, in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase for their (or their affiliates or designees) account an aggregate amount of up to $1,750,000 of warrants in the public marketplace at prices not to exceed $1.70 per warrant during the 45-day period commencing on the later of the date separate trading of the warrants commences or 60 calendar days after the end of the “restricted period” under Regulation M. They have further agreed that any warrants purchased by them, or their affiliates or designees will not be sold or transferred until the completion of a business combination.

The Company has agreed that upon completion of the Proposed Offering it will sell to the representative of the underwriter, for $100, an option to purchase up to a total of 437,500 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except the unit price is 110% of the price of the units sold in this offering. This option is exercisable at $8.80 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 437,500 units, the 437,500 shares of common stock and the 437,500 warrants underlying such units, and the 437,500 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

The Company will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon the Black-Scholes model, that the fair value of the purchase option on the date of sale is approximately $2,642,500, or $6.04 per unit, using an expected life of five years, volatility of 100%, and a risk-free rate of 5%.

However, because the Company’s units do not have a trading history, the volatility assumption is based on information currently available to management. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the option will become worthless.

The Company has engaged Rodman & Renshaw, LLC (the “Representative”), on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the Representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised for cash more than one year after the date of the consummation of a business transaction if the exercise was solicited by the Representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the Representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the Representative upon the exercise of the warrants if:

•

The market price of the underlying shares of common stock is lower than the exercise price;

•

The holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

•

The warrants are held in a discretionary account;

•

The warrant is exercised by cashless exercise;

•

The warrants are exercised in an unsolicited transaction; or

•

The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

7. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

8. Stock Options and Warrants

On August 16, 2005, the Company granted the Company’s existing stockholders options to purchase up to a total of 234,375 units at an exercise price of $0.016 per unit. The options shall be exercisable only in the event, and to the extent, that the over allotment option is exercised.

	Shares	Weighted Average Exercise Price

Outstanding Beginning Period	—	—
Granted	234,375	$0.016
Exercised	—	—
Cancelled Expired	—	—
Outstanding end of year	234,375	$0.016

Options exercisable at year end	—	—

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Outstanding at December 31, 2005		Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Exercisable at December 31, 2005	Weighted Average Exercise Price

$0.016	234,375	(1)	0.13	$0.016	—	$—

——————

(1)

Represents units comprised of one share of common stock and one common stock purchase warrant exercisable at $5.00 per whole share of common stock.

The weighted-average grant-date fair value of options granted during the period July 13, 2005 (inception) through December 31, 2005 was $0, and as a result, there was no charge to operations.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected Life (years)	0.13
Interest Rate	5%
Volatility	10%
Dividend Yield	0

On July 22, 2005, the Company issued common stock purchase warrants in connection with its initial capitalization to the Company’s executive officers and their respective nominees to purchase up to a total of 1,562,500 shares of common stock at an exercise price of $5.00 per share.

	Shares	Weighted Average Exercise Price

Outstanding Beginning Period	—	—
Granted	1,562,500	$5.00
Exercised	—	—
Cancelled Expired	—	—
Outstanding end of year	1,562,500	5.00

Warrants exercisable at year end	1,562,500	$5.00

The following table summarizes information about warrants outstanding at December 31, 2005:

	Warrants Outstanding		Warrants Exercisable
Range of Exercise Prices	Outstanding at December 31, 2005	Weighted Average Exercise Price	Exercisable at December 31, 2005	Weighted Average Exercise Price

$5.00	1,562,500	$5.00	1,562,500	$5.00

9. Subsequent Event

On January 11, 2006, the Company effected a one-for-two reverse split of its shares of common stock. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect this transaction.

On January 3, 2006, the Company issued unsecured promissory notes to management totaling approximately $34,000. The notes bear interest at 4% per annum and are payable on the earlier of January 3, 2007 or the consummation of the Proposed Offering.

Until          , 200_, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$50,000,000 Phoenix India Acquisition Corp. 6,250,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any representation that the information is correct as of any date subsequent to the date of this prospectus.

TABLE OF CONTENTS	PROSPECTUS
Page

Prospectus Summary

1

Summary Financial Data

8

Risk Factors

9

Use of Proceeds

21

Dilution

24

Capitalization

25

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

26

Proposed Business

28

Management

40

Principal Stockholders

44

Certain Transactions

47

Description of Securities

48

Underwriting

52

Legal Matters

56

Experts

56

Where You Can Find Additional Information

Financial Statements

F-1

Rodman & Renshaw, LLC

, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriter’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	25,211
NASD filing fee	21,920
Accounting fees and expenses	35,000
Printing and engraving expenses	65,000
Legal fees and expenses	355,000
Blue sky services and expenses	40,000
Miscellaneous	57,869	(2)
Total	$600,000

——————

(1)

In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including travel, distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter, and the Underwriter, has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold an aggregate of 1,562,500 units, each unit consisting of one share of common stock and one warrant, without registration under the Securities Act to our four officers and directors who directed such shares to be delivered in the following denominations:

Stockholders	Number of Units

Jagan Akella	10,000
Sujan Akella	10,000
Jacqueline Fernandez	10,000
Ramesh Akella	419,219
Raju Panjwani	371,094
Rohan Phansalkar	7,500
Eva Michalik-Phansalkar	7,500
Rohit Phansalkar, as Custodian for Noelle Phansalkar-Michalik	7,500
Nishelle Phansalkar-Michalik	7,500
Rohit Phansalkar	341,094
The Morningstar Trust	37,110
The Sunrise Trust	37,109
The Luna Trust	148,437
The Aurora Trust	148,437

Such units were issued on July 22, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to wealthy, sophisticated individuals. The units issued to the individuals and entities above were sold for an aggregate offering price of $25,000 or $0.016 per share. No underwriting discounts or commissions were paid with respect to such sales.

On August 16, 2005, the aforementioned stockholders were issued options in a transaction exempt from registration contained in Section 4(2) of the Securities Act to purchase such additional number of units as would maintain their respective percentage ownership in the event the representative’s over-allotment option is exercised. The exercise price of these options is $0.016 per share.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement
1.2	Form of Selected Dealers Agreement *
3.1	Amended and Restated Certificate of Incorporation*
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.
3.3	By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant
4.5	Form of Unit Purchase Option to be granted to the representative
5.1	Opinion of Loeb & Loeb LLP
10.1	Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Raju Panjwani, Ramesh Akella, Shekhar Wadekar and Rohit Phansalkar*
10.2	Letter Agreement among the Registrant, Rodman & Renshaw, LLC and each of the non-management existing stockholders*
10.3	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant
10.4	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the existing stockholders
10.5	Promissory Notes dated August 16, 2005 issued to each of Raju Panjwani, Ramesh Akella, Shekhar Wadekar and Rohit Phansalkar*
10.6	Form of Administrative Services Agreement between the Registrant and Phoenix Capital Partners LLC
10.7	Form of Registration Rights Agreement among the Registrant and the existing stockholders*
10.8	Form of Warrant Purchase Agreement between the Rohit Phansalkar, Ramesh Akella, Raju Panjwani and Shekar Wadekar and Rodman & Renshaw, LLC
10.9	Voting Agreement by and among the Registrant and each of the existing stockholders*
10.10	Option Agreement among the Registrant and the existing stockholders *
10.11	Promissory Notes dated January 3, 2006, issued to each of Rajau Panjwani, Ramesh Akella, Shekhar Wadekar and Rohit Phansalkar
23.1	Consent of Miller, Ellin & Company, LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24	Power of Attorney*

——————

*

Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 12, 2006.

Phoenix India Acquisition Corp.

By:	/s/ Ramesh Akella
Ramesh Akella President and Chief Strategy Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	January 12, 2006
Raju Panjwani

/s/ Ramesh Akella	President, Chief Strategy Officer and Director	January 12, 2006
Ramesh Akella	(principal executive officer and principal financial and accounting officer)

/s/ Shekhar Wadekar	Director	January 12, 2006
Shekhar Wadekar

/s/ Rohit Phansalkar	Director	January 12, 2006
Rohit Phansalkar

* /s/ Ramesh Akella
Ramesh Akella
Attorney-in-fact